April 10, 1998
Empire Fidelity Investments Life Insurance Company
Empire Fidelity Investments Variable Annuity Account A
82 Devonshire Street
Boston, Massachusetts 02109
 Re: Registration No. 33-54924
Ladies and Gentlemen:
 We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 33-54924) for Empire Fidelity Investments Variable Annuity Account A filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.
 Very truly yours,
 JORDEN BURT BOROS CICCETTI BERENSON & JOHNSON LLP

 By:  /s/Michael Berenson
  Michael Berenson